EX-99.q.i

DIMENSIONAL ETF TRUST

POWER OF ATTORNEY

The undersigned officers and trustees of DIMENSIONAL ETF TRUST (the "Trust") hereby appoint DAVID G. BOOTH, CATHERINE L. NEWELL, VALERIE A. BROWN, JEFF J. JEON, GERARD K. O’REILLY, DAVID P. BUTLER, CAROLYN L. O, LISA M. DALLMER, JOY L. LOPEZ, RYAN P. BUECHNER and JAMES J. TAYLOR (with full power to any one of them to act) as attorney-in-fact and agent, in all capacities, to execute on their behalves and to file any of the documents referred to below, relating to the Trust’s registration statement on Form N-1A under the Investment Company Act of 1940 (the “1940 Act”) and under the Securities Act of 1933 (the “1933 Act”), including any and all amendments thereto, covering the registration of the Trust as an investment company and the sale of shares by the Trust, including all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, including applications for exemptive order rulings. Each of the undersigned grants to each of said attorneys full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he/she could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

The undersigned officers and trustees hereby execute this Power of Attorney as of the 25th day of June, 2020.

/s/ David P. Butler	/s/ Gerard K. O’Reilly
David P. Butler, Co-Chief Executive Officer	Gerard K. O’Reilly, Co-Chief Executive Officer and Chief Investment Officer

/s/ David G. Booth	/s/ Catherine L. Newell
David G. Booth, Chairman and Trustee	Catherine L. Newell, President and General Counsel

/s/ George M. Constantinides	/s/ Lisa M. Dallmer
George M. Constantinides, Trustee	Lisa M. Dallmer, Vice President, Chief Financial Officer, and Treasurer

/s/ Douglas W. Diamond	/s/ Edward P. Lazear
Douglas W. Diamond, Trustee	Edward P. Lazear, Trustee

/s/ Darrell Duffie	/s/ Myron S. Scholes
Darrell Duffie, Trustee	Myron S. Scholes, Trustee

/s/ Roger G. Ibbotson	/s/ Abbie J. Smith
Roger G. Ibbotson, Trustee	Abbie J. Smith, Trustee

/s/ Ingrid M. Werner
Ingrid M. Werner, Trustee